                                EXHIBIT 10.24

                            APPLIED MATERIALS, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                          (April 1, 1995 Restatement)


                 APPLIED MATERIALS, INC., a Delaware corporation, having established the Applied Materials, Inc. Executive Deferred Compensation Plan, effective July 1, 1993, for the benefit of a select group of management and highly compensated employees of the Company and its participating Affiliates, in order to provide such employees with certain deferred compensation benefits, and having amended the Plan on three subsequent occasions, hereby amends and restates the Plan, effective as of April 1, 1995 and the other date specified herein. The Plan is an unfunded deferred compensation plan that is intended to qualify for the exemptions provided in sections 201, 301, and 401 of ERISA.


                                   SECTION 1

                                  DEFINITIONS

                 The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

                 1.1 "Affiliate" shall mean a corporation, trade or business which is, together with any Employer, a member of a controlled group of corporations or an affiliated service group or under common control (within the meaning of section 414(b), (c) or (m) of the Code), but only for the period during which such other entity is so affiliated with any Employer.

                 1.2 "Beneficiary" shall mean the person or persons entitled to receive benefits under the Plan upon the death of a Participant, as provided in Section 5.4.

                 1.3 "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

                 1.4 "Change of Control" means a determination by the Committee that any of the following shall have occurred: (a) a reorganization, consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, in either case other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (b) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (c) any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 20% or more of the Company's outstanding common stock, unless such person's beneficial ownership is approved in advance by the Board of Directors, or (d) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors shall cease for any reason to constitute a majority of the membership thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors who were directors at the beginning of the period.

                 1.5 "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

                 1.6 "Committee" shall mean the Company's Corporate Compensation Committee, as it may be constituted from time to time. The members of the Corporate Compensation Committee are appointed by, and serve at the pleasure of, the Board of Directors.

                 1.7 "Company" shall mean Applied Materials, Inc., a Delaware corporation.

                 1.8 "Compensation" shall mean the base salary of a Participant, and any bonuses paid to him or her under the Company's Executive Incentive Compensation Plan or Senior Executive Bonus Plan. A Participant's Compensation shall not include any other type of remuneration.

                 1.9 "Compensation Deferrals" shall mean the amounts credited to Participants' Accounts under the Plan pursuant to their deferral elections made in accordance with Section 2.1.

                 1.10 "Disability" or "Disabled" shall mean the mental or physical inability of a Participant to perform the regularly assigned duties of his or her employment, provided that such inability (a) has continued or is expected to continue for a period of at least 12 months and (b) is evidenced by the certificate of a physician satisfactory to the Committee stating that such inability exists and is likely to be permanent.

                 1.11 "Eligible Employee" shall mean an employee of an Employer who holds office at the level of Vice President or above.


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                 1.12 "Employers" shall mean the Company and each of its
Affiliates that adopts the Plan with the approval of the Board of Directors. With respect to an individual Participant, Employer shall mean the Company or its Affiliate that has adopted the Plan with the approval of the Board of Directors and that directly employs such Participant.

                 1.13 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

                 1.14 "Participant" shall mean an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 2.1 and (b) has not ceased to be a Participant pursuant to Section 2.3.

                 1.15 "Participant's Account" or "Account" shall mean as to any Participant the separate account maintained on the books of the Employers in order to reflect his or her interest under the Plan.

                 1.16 "Plan" shall mean the Applied Materials, Inc. Executive Deferred Compensation Plan, as set forth in this instrument and as hereafter amended from time to time.

                 1.17 "Plan Year" shall mean the calendar year.
Notwithstanding the preceding, as provided in the Plan, elections regarding the deferral of bonuses must be made in accordance with deadlines set with reference to the Company's fiscal year.


                                   SECTION 2

                                 PARTICIPATION

                 2.1 Participation. Each Eligible Employee's decision to become a Participant shall be entirely voluntary.

                          2.1.1 Initial Elections by Current Employees.  An
Eligible Employee may elect to become a Participant in the Plan by electing, no later than July 14, 1993, to make Compensation Deferrals under the Plan. An election under this Section 2.1.1 to make Compensation Deferrals shall be effective only for the Plan Year beginning July 1, 1993.

                          2.1.2 Initial Elections by Other Employees.  Each
individual who becomes an Eligible Employee after July 1, 1993 (whether by hire or promotion) may elect to become a Participant in the Plan by electing, within thirty days of the date of his or





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her hire or promotion (as the case may be), to make Compensation Deferrals under the Plan. An election under this Section 2.1.2 to make Compensation Deferrals shall be effective only for the Plan Year with respect to which the election is made.

                          2.1.3 Elections for Subsequent Plan Years.  An
Eligible Employee may elect to become a Participant (or to continue or reinstate his or her active participation) in the Plan for any subsequent Plan Year by electing, no later than December 31 of the preceding Plan Year, to make Compensation Deferrals under the Plan. An election under this Section 2.1.3 to make Compensation Deferrals shall be effective only for the Plan Year with respect to which the election is made.

                          2.1.4 Separate Election to Defer Bonuses.  Each
Eligible Employee who makes an election under this Section 2.1 shall make a separate Compensation Deferral election with respect to the bonus portion of his or her Compensation. Notwithstanding the provisions of Sections 2.1.2 and 2.1.3, an Eligible Employee's Compensation Deferral election with respect to his or her bonus shall be made no later than the last day of the Company's fiscal year immediately preceding the Company's fiscal year during which the Eligible Employee will perform the services for which a bonus may be paid. Notwithstanding the preceding sentence, a Participant's Compensation Deferral election with respect to the bonus which he or she may earn for the 1993 fiscal year, shall be made no later than July 14, 1993.

                          2.1.5 No Election Changes During Plan Year.  A
Participant shall not be permitted to change or revoke his or her election for a Plan Year after the beginning of such Plan Year, except as provided in Section 2.2.

                          2.1.6 Specific Timing and Method of Election.
Notwithstanding any contrary provision of this Section 2.1, the Committee, in its sole discretion, shall determine the manner and deadlines for Participants to make Compensation Deferral elections. The deadlines prescribed by the Committee may be earlier than the deadlines specified in Sections 2.1.1, 2.1.2,
2.1.3 and 2.1.4, but shall not be later than the deadlines prescribed in such Sections.

                 2.2 Hardship Suspension of Participation. In the event that a Participant incurs a "financial hardship" (as defined in this Section 2.2), the Committee, in its sole discretion, may suspend the Participant's Compensation Deferrals for the remainder of the Plan Year. However, an election to make Compensation Deferrals under Section 2.1 shall be irrevocable as to amounts deferred as of the effective date of any suspension in accordance with this Section 2.2. A "financial hardship" for purposes of the Plan shall mean a severe financial emergency which is caused by a sudden and unexpected accident, illness or





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other event beyond the control of the Participant which would, if no suspension of deferrals (or accelerated distribution under Section 5.5) were made, result in severe financial burden to the Participant or a member of his or her immediate family. Also, a financial hardship does not exist to the extent that the hardship may be relieved by (a) reimbursement or compensation by insurance, or (b) by liquidation of the Participant's other assets (to the extent such liquidation would not itself cause severe financial hardship).

                 2.3. Termination of Participation. An Eligible Employee who has become a Participant shall remain a Participant until his or her entire vested Account balance is distributed. However, an Eligible Employee who has become a Participant may or may not be an active Participant making Compensation Deferrals for a particular Plan Year, depending upon whether he or she has elected to make Compensation Deferrals for such Plan Year.


                                   SECTION 3

                        COMPENSATION DEFERRAL ELECTIONS

                 3.1 Compensation Deferrals. At the times and in the manner prescribed in Section 2.1, each Eligible Employee may elect to defer portions of his or her Compensation and to have the amounts of such deferrals credited to his or her Account under the Plan on the books of the Employer. For each Plan Year, an Eligible Employee may elect to defer an amount equal to any whole percentage or any specific dollar amount (in $1,000 increments) of the Participant's Compensation, provided that any percentage elected by the Participant shall be not less than 5% of his or her salary or bonus (as the case may be), and any dollar amount elected shall be not less than $5,000. Notwithstanding the preceding sentence or any contrary provision of the Plan,
(a) a Participant's Compensation Deferrals may be taken only from that portion of his or her Compensation that exceeds the "401(k) Base", and (b) the Committee may reduce a Participant's Compensation Deferrals to the extent necessary to satisfy applicable withholding tax requirements and employee welfare plan contributions. For any Plan Year, the "401(k) Base" is equal to ten (10) times the limit on elective deferrals provided in section 402(g)(1) of the Code, as adjusted for inflation pursuant to section 402(g)(5) of the Code. For example, in 1995, the inflation-adjusted 402(g)(1) limit is $9,240, and therefore, the 401(k) Base for 1995 is $92,400.

                 3.2 Crediting of Compensation Deferrals. The amounts deferred pursuant to Section 3.1 shall reduce the Participant's Compensation during the Plan Year and shall be credited to the Participant's Account as of the last day of the month in which the amounts (but for the deferral) would have been paid to the





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
Participant. For each Plan Year, the exact dollar amount to be deferred from each Compensation payment shall be determined by the Committee under such formulae as it shall adopt from time to time.

                 3.3 Deemed Interest on Accounts. Each Participant's Account shall be credited with deemed interest as of the end of each pay period. Effective as of July 1, 1993, the rate for crediting deemed interest as of the end of any pay period shall be equal to one twenty-sixth (1/26th) of the Participant's "Deferral Interest Rate" for that Plan Year. The Participant's Deferral Interest Rate for a given Plan Year shall apply to all amounts then credited to the Participant's Account, without regard to when the amounts (whether attributable to Compensation Deferrals or deemed interest) originally were credited to the Account. A Participant's Deferral Interest Rate for a given Plan Year is the sum of (a) the simple average of the annual rates paid by five-year U.S. Treasury notes during each December preceding each Plan Year during which the Participant had an Account under the Plan, plus (b) 1.50%. For example, the following table illustrates hypothetical Deferral Interest Rates for a hypothetical Participant who has had an Account under the Plan for four (4) years.


======================================================================================================
                                                                                          Deferral
                                                                                        Interest Rate
                                                                                          (simple
                                                                 Simple                  average of
                                                               average of                 preceding
                    Five-Year Treasury Note                     preceding                  five-year
  Plan                  Rate during the                         five-year                 rates, plus
  Year                 preceding December                         rates                     1.50%)
======================================================================================================
    1                          5.0%                                5.0%                      6.5%
- ------------------------------------------------------------------------------------------------------
    2                          5.5%                                5.25%                     6.75%
- ------------------------------------------------------------------------------------------------------
    3                          6.0%                                5.5%                      7.0%
- ------------------------------------------------------------------------------------------------------
    4                          7.0%                                5.875%                    7.375%
======================================================================================================


Thus, in Plan Year no. 1 (the Participant's first year in the Plan), the rate for crediting deemed interest as of the end of each pay period would be 0.25% (1/26th of the Deferral Interest Rate of 6.5%). In Plan Year no. 2, the rate for crediting deemed interest as of the end of each pay period would be 0.26% (1/26th of the Deferral Interest Rate of 6.75%, where 6.75% is the simple average of 5.0% and 5.5%, plus 1.50%). In Plan Year no. 3, the rate would be 0.27% (1/26th of 7.0%, where 7.0% is the simple average of 5.0%, 5.5%, and 6.0%, plus 1.50%). Notwithstanding the foregoing, the exact amount to be credited as deemed interest


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
to any Participant's Account shall be determined by the Committee under such formulae as it shall adopt from time to time.

                 3.4 Form of Payment. Each Participant shall indicate on his or her deferral election (made pursuant to Section 3.1) the form of payment for the Compensation Deferrals (and the deemed interest thereon) to be made for the specific Plan Year covered by such deferral election. A Participant may elect
(a) a lump sum payment, (b) five annual installment payments, or (c) ten annual installment payments; provided, however, that a Participant who elects to receive annual installments for five or ten years shall receive payment in a lump sum if: (1) the Participant's termination of employment occurs due to his or her death or Disability, or (2) distribution to the Participant is accelerated due to a Change of Control. A Participant's election as to the form of payment shall be irrevocable and shall apply to all amounts credited to the Participant's Account for the Plan Year with respect to which the election is made.


                                   SECTION 4

                                   ACCOUNTING

                 4.1 Participants' Accounts. For each Plan Year, at the direction of the Committee, there shall be established and maintained on the books of the Employer, a separate Account for each Participant to which shall be credited all Compensation Deferrals made by the Participant during such Plan Year, and the deemed interest on such Compensation Deferrals.

                 4.2 Participants Remain Unsecured Creditors. All amounts credited to a Participant's Account under the Plan shall continue for all purposes to be a part of the general assets of the Employer. Each Participant's interest in the Plan shall make him or her only a general,
unsecured creditor of the Employer.   In the event that an Employer (other than
the Company) becomes insolvent and therefore unable to make a payment or payments owed by it under the Plan, the Company shall make such payments; provided, however, that nothing in this sentence shall make any Participant anything other than a general, unsecured creditor of the Company.

                 4.3 Accounting Methods. The accounting methods or formulae to be used under the Plan for the purpose of maintaining the Participants' Accounts, including the calculation and crediting of deemed interest, shall be determined by the Committee, in its sole discretion. The accounting methods or formulae selected by the Committee may be revised from time to time.


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                 4.4  Reports.  Each Participant shall be furnished with
periodic statements of his or her Account, reflecting the status of his or her interest in the Plan, at least annually.


                                   SECTION 5

                                 DISTRIBUTIONS

                 5.1 Normal Time for Distribution. Subject to Sections 5.2, 5.3, and 5.8, distribution of the balance credited to a Participant's Account shall commence no later than ninety days following the Participant's termination of employment with all Employers and Affiliates for any reason, but only to the extent that the payments in any Plan Year are deductible under section 162 of the Code. If, pursuant to the foregoing sentence, any amounts are not paid when originally scheduled, such amounts shall be paid in the immediately following taxable year or years to the extent that such payments would be deductible under section 162 of the Code. (During any such delay in payment, unpaid amounts shall continue to be credited with deemed interest under Section 3.3.) Notwithstanding the foregoing, distribution of a Participant's Account shall be made without regard to the deductibility of the payments under section 162 of the Code if the time for distribution is accelerated pursuant to Section 5.2 or
Section 5.3. If, pursuant to Section 3.4, the Participant elected to receive five or ten annual installment payments, his or her first installment shall be equal to 1/5th or 1/10th (respectively) of the balance then credited to his or her Account. Each subsequent annual installment shall be paid to the Participant as near as administratively practicable to each anniversary of the first installment payment. The amount of each subsequent installment shall be equal to the balance then credited to the Participant's Account, divided by the number of installments remaining to be made. While a Participant's Account is in installment payout status, the unpaid balance credited to the Participant's Account shall continue to be credited with deemed interest under Section 3.3.

                 5.2 Change of Control. If there is a Change of Control, the balance then credited to a Participant's Account shall be distributed to him or her in a lump sum as soon as administratively practicable after the date of the Change of Control.

                 5.3 Special Rule for Death or Disability. If a Participant dies or becomes Disabled, the balance then credited to his or her Account shall be distributed to the Participant (or his or her Beneficiary) in a lump sum as soon as administratively practicable after the date of death or Disability.

                 5.4 Beneficiary Designations. Each Participant may, pursuant to such procedures as the Committee may specify, designate one or more Beneficiaries.

                          5.4.1  Spousal Consent.  If a Participant designates a
person other than or in addition to his or her spouse as a primary Beneficiary, the designation shall be ineffective unless the Participant's spouse consents to the designation. Any spousal consent required under this Section 5.4 shall be ineffective unless it (a) is set forth in writing, (b) acknowledges the effect of the Participant's designation of another person as his or her Beneficiary under the Plan, and (c) is signed by the spouse and witnessed by an authorized agent of the Committee or a notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Committee that written spousal consent may not be obtained because the spouse cannot be located, his or her designation shall be effective without a spousal consent. Any spousal consent required under this Section 5.4 shall be valid only with respect to the spouse who signs the consent. A Participant may revoke his or her Beneficiary designation at any time, provided that such revocation is in writing, and regardless of his or her spouse's previous consent to the Beneficiary designation being revoked, any such revoked designation shall be ineffective.

                          5.4.2  Changes and Failed Designations.  A Participant
may designate different Beneficiaries (or may revoke a prior Beneficiary designation) at any time by delivering a new designation (or revocation of a prior designation) in like manner. Any designation or revocation shall be effective only if it is received by the Committee. However, when so received, the designation or revocation shall be effective as of the date the notice is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Committee shall supersede all prior designations. If a Participant dies without having effectively designated a Beneficiary, or if no Beneficiary survives the Participant, the Participant's Account shall be payable to his or her surviving spouse, or, if the Participant is not survived by his or her spouse, the Account shall be paid to his or her estate.

                 5.5 Financial Hardship. In the event that a Participant incurs a "financial hardship" (as defined in Section 2.2), the Committee, in its sole discretion and notwithstanding any contrary provision of the Plan, may determine that all or part of the Participant's Account shall be paid to him or her immediately; provided, however, that the amount paid to the Participant pursuant to this Section 5.5 shall be limited to the amount reasonably necessary to alleviate the Participant's


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
hardship. Also, payment under this Section 5.5 may not be made to the extent that the hardship may be relieved by suspension of the Participant's Compensation Deferrals in accordance with Section 2.2.

                 5.6 Payments to Incompetents. If any individual to whom a benefit is payable under the Plan is a minor or legally incompetent, the Committee shall determine whether payment shall be made directly to the individual, any person acting as his or her custodian or legal guardian under the California Uniform Transfers to Minors Act, his or her legal representative or a near relative, or directly for his or her support, maintenance or education.

                 5.7 Undistributable Accounts. Each Participant and (in the event of death) his or her Beneficiary shall keep the Committee advised of his or her current address. If the Committee is unable to locate the Participant or Beneficiary to whom a Participant's Account is payable under this Section 5, the Participant's Account shall continue to be credited with deemed interest in accordance with Section 3.3. Accounts that, in accordance with the preceding sentence, have been undistributable for a period of thirty-five months shall be forfeited as of the end of the thirty-fifth month. If a Participant whose Account was forfeited under this Section 5.7 (or his or her Beneficiary) files a claim for distribution of the Account after the date that it was forfeited, and if the Committee determines that such claim is valid, then the forfeited balance shall be paid by the Employer in a lump sum cash payment as soon as practicable thereafter.

                 5.8 Committee Discretion. Within the specific time periods described in this Section 5, the Committee shall have sole discretion to determine the specific timing of the payment of any Account balance under the Plan. In addition and notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may cause the balance credited to a Participant's Account to be paid to him or her in a lump sum at any time following the Participant's termination of employment with all Employers and Affiliates.


                                   SECTION 6

                       PARTICIPANT'S INTEREST IN ACCOUNT

                 6.1 Compensation Deferral Contributions. Subject to Sections 8.1 (relating to creditor status) and 9.2 (relating to amendment and/or termination of the Plan), a Participant's interest in the balance credited to his or her Account at all times shall be 100% vested and nonforfeitable.





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

                                   SECTION 7

                           ADMINISTRATION OF THE PLAN

                 7.1 Plan Administrator. The Company is hereby designated as the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA).

                 7.2 Committee. The Plan shall be administered by the Company's Corporate Compensation Committee. The Committee shall have the authority to control and manage the operation and administration of the Plan. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company.

                 7.3 Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent.

                 7.4 Powers of Committee. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following powers:

                 (a) To interpret and determine the meaning and validity of the provisions of the Plan and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or any amendment thereto;

                 (b) To determine any and all considerations affecting the eligibility of any employee to become a Participant or remain a Participant in the Plan;

                 (c) To cause one or more separate Accounts to be maintained for each Participant;

                 (d) To cause Compensation Deferrals and deemed interest to be credited to Participants' Accounts;

                 (e) To establish and revise an accounting method or formula for the Plan, as provided in Section 4.3;

                 (f) To determine the manner and form in which any distribution is to be made under the Plan;

                 (g) To determine the status and rights of Participants and their spouses, Beneficiaries or estates;

                 (h) To employ such counsel, agents and advisers, and to obtain such legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

                 (i) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

                 (j) To arrange for annual distribution to each Participant of a statement of benefits accrued under the Plan;

                 (k) To publish a claims and appeal procedure satisfying the minimum standards of section 503 of ERISA pursuant to which individuals or estates may claim Plan benefits and appeal denials of such claims;

                 (l) To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the functions of the Committee under the Plan; and

                 (m) to decide all issues and questions regarding Account balances, and the time, form, manner, and amount of distributions to Participants.

                 7.5 Decisions of Committee. All actions, interpretations, and decisions of the Committee shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

                 7.6 Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers.

                 7.7 Eligibility to Participate. No member of the Committee who is also an employee of an Employer shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own Account under the Plan.

                 7.8 Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless the members of the Committee, from and against any and all losses, claims, damages or liabilities (including attorneys' fees and amounts paid, with the approval of the Board of Directors, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.


                                   SECTION 8

                                    FUNDING

                 8.1 Unfunded Plan. All amounts credited to a Participant's Account under the Plan shall continue for all purposes to be a part of the general assets of the Employer. The interest of the Participant in his or her Account, including his or her right to distribution thereof, shall be an unsecured claim against the general assets of the Employer. In the event that an Employer (other than the Company) becomes insolvent and therefore unable to make a payment or payments owed under the Plan, the Company shall make such payments; provided, however, that nothing in this sentence shall make any Participant anything other than a general, unsecured creditor of the Company. Nothing contained in the Plan shall give any Participant or beneficiary any interest in or claim against any specific assets of the Employer.


                                   SECTION 9

                      MODIFICATION OR TERMINATION OF PLAN

                 9.1 Employers' Obligations Limited. The Employers intend to continue the Plan indefinitely, and to maintain each Participant's Account until it is scheduled to be paid to him or her in accordance with the provisions of the Plan. However, the Plan is voluntary on the part of the Employers, and the Employers do not guarantee to continue the Plan. The Company at any time may, by amendment of the Plan, suspend Compensation Deferrals or may discontinue Compensation Deferrals, with or without cause. Complete discontinuance of all Compensation Deferrals shall be deemed a termination of the Plan.

                 9.2 Right to Amend or Terminate. The Board of Directors reserves the right to alter, amend or terminate the Plan, or any part thereof, in such manner as it may determine, at any time and for any reason. The Company, in its sole discretion, may seek a private letter ruling from the Internal Revenue Service regarding the tax consequences of the Plan. If such a ruling is sought, the Committee shall have the right to adopt such amendments to the Plan, including retroactive amendments, as the Internal Revenue Service may require as a condition to the issuance of such ruling.

                 9.3 Effect of Termination. If the Plan is terminated pursuant to this Section 9, the balances credited to the Accounts of the affected Participants shall be distributed to them at the





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time and in the manner set forth in Section 5; provided, however, that the
Committee, in its sole discretion, may authorize accelerated distribution of Participants' Accounts as of any earlier date.


                                   SECTION 10

                               GENERAL PROVISIONS

                 10.1 Participation by Affiliates. One or more Affiliates of the Company may become participating Employers by adopting the Plan and obtaining approval for such adoption from the Board of Directors. By adopting the Plan, an Affiliate is deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority to the Board of Directors to amend the Plan and the provisions granting exclusive authority to the Committee to administer and interpret the Plan. Any Affiliate may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for benefits accrued by a Participant during any period when he or she was not employed by such Employer. A list of participating Employers, and the effective dates of their participation, is attached hereto as Appendix A.

                 10.2 Inalienability. In no event may either a Participant, a former Participant or his or her Beneficiary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant's interest in the Plan is not transferable pursuant to a domestic relations order.

                 10.3 Rights and Duties. Neither the Employers nor the Committee shall be subject to any liability or duty under the Plan except as expressly provided in the Plan, or for any action taken, omitted or suffered in good faith.

                 10.4 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the making of any Compensation Deferrals nor any action of any Employer or the Committee, shall be held or construed to confer upon any individual any right to be continued as an employee of the Employer nor, upon dismissal, any right or interest in any specific assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time.





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
                 10.5 Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Affiliates, and the costs of the Plan may be equitably apportioned by the Committee among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employer who is thereunto duly authorized by the board of directors of the Employer.

                 10.6 Compensation Deferrals Not Counted Under Other Employee Benefit Plans. Compensation Deferrals under the Plan will not be considered for purposes of contributions or benefits under any other employee benefit plan sponsored by the Employers.

                 10.7 Applicable Law. The provisions of the Plan shall be construed, administered and enforced in accordance with ERISA, and to the extent not preempted by ERISA, with the laws of the State of California.

                 10.8 Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and in lieu of each provision which is held invalid or unenforceable, there shall be added as part of the Plan a provision that shall be as similar in terms to such invalid or unenforceable provision as may be possible and be valid, legal, and enforceable.

                 10.9 Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.





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